Exhibit 10.1

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered into as of June [●], 2024, by and among Perception Capital Corp. III, a Cayman Islands exempted company (“SPAC”), Perception Capital Partners IIIA LLC, a Delaware limited liability company (“Sponsor”), and the undersigned investor (“Investor”).

RECITALS

WHEREAS, SPAC expects to hold an extraordinary general meeting of shareholders (the “Meeting”) for the purpose of approving, among other things, an amendment to SPAC’s amended and restated memorandum and articles of association (the “Articles”) to extend the date by which SPAC must consummate an initial business combination (the “Initial Business Combination”) to April 24, 2025 or such earlier date as is determined by the Company’s board of directors to be in the best interests of the Company (the “Second Extension”);

WHEREAS, the Articles provides that a SPAC shareholder may redeem its Class A ordinary shares, par value $0.0001 per share, of SPAC (“Class A Ordinary Shares”) initially sold as part of the units in SPAC’s initial public offering (whether they were purchased in such initial public offering or thereafter in the open market) (the “Public Shares”) in connection with the Second Extension, on the terms set forth in the Articles (“Redemption Rights”);

WHEREAS, Investor is willing to not exercise its Redemption Rights in connection with the Second Extension, or to validly rescind any previously submitted redemption demand, of certain of the Public Shares held by such Investor upon the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, Sponsor and SPAC hereby agree as follows:

1.	Non-Redemption and Share Issuance.

1.1.	Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:30 p.m., Eastern time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor does not exercise (or exercised and validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Second Extension is approved at the Meeting and SPAC meets the continued or initial listing requirements to be listed on the Nasdaq Stock Market LLC (“Nasdaq”) following the Meeting then, substantially concurrent with, and immediately after, the closing of the Initial Business Combination, (i) SPAC hereby agrees to issue or cause to be issued to Investor for no additional consideration that number of Class A Ordinary Shares set forth opposite Investor’s name on Exhibit A (the “Promote Shares” and such issuance, the “Share Issuance”), and (ii) Sponsor (or its designees or transferees) hereby agrees to surrender and forfeit (the “Insider Forfeiture”) to the Company for no consideration a number of Class B ordinary shares, par value $0.0001 per share, of the Company equal to the number of Promote Shares. “Investor Shares” shall mean an amount of the Public Shares presently held by Investor equal to the lesser of (i) [●] Public Shares, and (ii) 9.9% of the Public Shares that are not to be redeemed, including those Public Shares subject to non-redemption agreements with other SPAC shareholders similar to this Agreement on or about the date of the Meeting. SPAC agrees to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 a.m., Eastern time, on the first business day following the date of the Meeting (and in all cases a sufficient amount of time to allow Investor to reverse any exercise of Redemption Rights with regard to any Investor Shares), provided, that such amount shall not exceed [●] Public Shares.

1.2.	SPAC, Sponsor and Investor hereby agree that each of the Share Issuance and Insider Forfeiture shall be subject to the conditions that (i) the Initial Business Combination is consummated; and (ii) Investor executes a joinder to that certain Registration Rights Agreement, dated July 21, 2021, by and among SPAC and any other parties thereto (as it exists on the date hereof, the “Registration Rights Agreement”), set forth as Exhibit B to this Agreement (the “Joinder”), or any successor or similar agreement entered into in connection with the Initial Business Combination.

Upon the satisfaction of the foregoing conditions, as applicable, SPAC shall promptly issue or cause to be issued (and no later than two business days following the closing of the Initial Business Combination) the Promote Shares to Investor free and clear of any liens or other encumbrances, other than pursuant to restrictions on transfer imposed by applicable securities laws, and SPAC and Sponsor shall effect the Insider Forfeiture. SPAC covenants and agrees to facilitate such issuance to Investor in accordance with the foregoing.

1.3.	Adjustment to Share Amounts. If at any time the number of outstanding Class A Ordinary Shares is increased or decreased by a consolidation, combination, split or reclassification of the Class A Ordinary Shares or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the number of outstanding Class A Ordinary Shares.

1.4.	Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving SPAC in which its Class A Ordinary Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Class A Ordinary Shares, SPAC shall issue or cause to be issued, with respect to each Promote Share to be issued hereunder, the kind and amount of securities, cash or other property into which each Class A Ordinary Shares converted or exchanged.

1.5.	Forfeitures, Transfers, etc. Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Promote Shares.

1.6.	Delivery of Shares; Other Documents. At the time of the Share Issuance, SPAC shall issue or cause to be issued the Promote Shares to Investor in book-entry form through the transfer agent for the Class A Ordinary Shares or in such other manner as SPAC and Investor shall agree prior to the Share Issuance. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7.	Registration Rights. In connection with the Share Issuance and in respect of the Promote Shares, Investor shall be entitled to registration rights (i) set forth in the Registration Rights Agreement, and SPAC and Investor shall execute the Joinder, whereby Investor shall become a “Holder” (as defined therein) and the Promote Shares shall be “Registrable Securities” (as defined therein), or (ii) pursuant to any successor or similar agreement entered into in connection with the Initial Business Combination.

1.8.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of (a) the failure of SPAC’s shareholders to approve the Second Extension at the Meeting, (b) SPAC’s determination not to proceed with the Second Extension, (c) the fulfillment of all obligations of parties hereto, (d) the liquidation or dissolution of SPAC, (e) the mutual written agreement of the parties hereto, or (f) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investor Shares are actually redeemed in connection with the Meeting. Notwithstanding any provision in this Agreement to the contrary, SPAC’s obligation to issue or cause to be issued the Promote Shares to Investor, and Sponsor’s obligation to effect the Insider Forfeiture, shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) such Investor Shares not being redeemed in connection with the Meeting.

2.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, SPAC and Sponsor that:

2.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Promote Shares.

2.2.	Accredited Investor. Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the Share Issuance contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3.	Intent. Investor is acquiring the Promote Shares solely for investment purposes, for Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell the Promote Shares to or through any person or entity except as may be permitted hereunder.

2.4.	Trust Account; Redemption Rights; Restrictions on Transfer.

2.4.1.	Investor acknowledges and agrees that the Promote Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of SPAC’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

2.4.2.	Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by SPAC, to waive any right that it may have to elect to have SPAC redeem any Investor Shares in connection with the Second Extension and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares in connection with the Second Extension and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Second Extension. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

2.4.3.	Investor acknowledges and understands the Promote Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and will not be registered under the Securities Act when issued and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Promote Shares, such Promote Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Promote Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Investor may be required to deliver to SPAC (or its successor) an opinion of counsel satisfactory to SPAC (or its successor) that registration is not required with respect to the Promote Shares to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Promote Shares.

2.5.	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Promote Shares.

2.6.	Risk of Loss. Investor is aware that an investment in the Promote Shares is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Promote Shares, including those restrictions described or provided for in this Agreement pertaining to transferability. Investor is able to bear the economic risk of its investment in the Promote Shares for an indefinite period of time and able to sustain a complete loss of such investment.

2.7.	Independent Investigation. Investor has relied upon an independent investigation of SPAC and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from SPAC or any representatives or agents of SPAC, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of SPAC and has had an opportunity to ask questions of, and receive answers from SPAC’s management concerning SPAC and the terms and conditions of the proposed Share Issuance and has had full access to such other information concerning SPAC as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

2.8.	Disclosure of Information. Investor or its advisor has had an opportunity to receive, review and understand all information related to SPAC requested by it and to ask questions of and receive answers from SPAC regarding SPAC, its business and the terms and conditions of the offering of the Promote Shares, and has conducted and completed its own independent due diligence. Investor acknowledges receipt of copies of SPAC’s filings made with the U.S. Securities and Exchange Commission (the “SEC”) that are available on the SEC’s EDGAR system. Based on the information Investor or its advisor has deemed appropriate, and without reliance on SPAC or its advisor, Investor has independently made its own analysis and decision to enter into this Agreement. Investor or its advisor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate), including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

2.9.	Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Promote Shares, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

2.10.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Promote Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Promote Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Promote Shares. Investor’s subscription for, and continued beneficial ownership of, the Promote Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

2.11.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and (assuming due authorization, execution and delivery by SPAC) is a valid and binding agreement of Investor enforceable in accordance with its terms against Investor, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.12.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

2.13.	No Intent to Effect a Change of Control; Ownership. Investor has no present intent to effect a “change of control” of SPAC as such term is understood under the rules promulgated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the rules of the NYSE or NYSE American, as applicable.

2.14.	No Advice from SPAC. Investor has had the opportunity to review this Agreement, the transactions contemplated by this Agreement and the Registration Rights Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of SPAC explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of SPAC or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, SPAC, the Promote Shares, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.15.	Reliance on Representations and Warranties. Investor understands that the Promote Shares are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that SPAC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.16.	No General Solicitation. Investor is not subscribing for the Promote Shares as a result of or subsequent to any general solicitation or general advertising within the meaning of Regulation D under the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.17.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Promote Shares nor is Investor entitled to or will accept any such fee or commission.

2.18.	No Pending Actions. There is no action pending against Investor or, to Investor’s knowledge, threatened against Investor, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Investor of its obligations under this Agreement.

3.	Representations and Warranties of Sponsor. Sponsor represents and warrants to, and agrees with, Investor that:

3.1.	Power and Authority. Sponsor is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by Sponsor hereunder, including the Insider Forfeiture.

3.2.	Authority. All limited liability company action on the part of Sponsor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes Sponsor’s legal, valid and binding obligation, enforceable against Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.3.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Sponsor’s certificate of formation or limited liability company agreement, (ii) any agreement or instrument to which Sponsor is a party or by which it is bound or (iii) any law, statute, rule or regulation to which Sponsor is subject or any order, judgment or decree to which Sponsor is subject. Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

3.4.	Reliance on Representations and Warranties. Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Sponsor set forth in this Agreement.

3.5.	No Pending Actions. There is no action pending against Sponsor or, to Sponsor’s knowledge, threatened against Sponsor, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement.

4.	Representations and Warranties of SPAC. SPAC represents and warrants to, and agrees with, Investor that:

4.1.	Power and Authority. SPAC is a corporation duly formed and validly existing and in good standing under the laws of the Cayman Islands and possesses all requisite corporate power and authority to enter into this Agreement and to perform all of the obligations required to be performed by SPAC hereunder, including the Share Issuance.

4.2.	Authority. All corporate action on the part of SPAC and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of SPAC required pursuant hereto has been taken. This Agreement has been duly executed and delivered by SPAC and (assuming due authorization, execution and delivery by Investor) constitutes SPAC’s legal, valid and binding obligation, enforceable against SPAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3.	Title to Securities. The Promote Shares have been duly authorized, and, when issued to Investor, will be (i) validly issued, fully paid, and non-assessable, and (ii) free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer and other restrictions that apply to the Promote Shares generally, under applicable securities laws).

4.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by SPAC of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Articles, (ii) any agreement or instrument to which SPAC is a party or by which it is bound or (iii) any law, statute, rule or regulation to which SPAC is subject or any order, judgment or decree to which SPAC is subject. SPAC is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

4.5.	No General Solicitation. SPAC has not offered the Promote Shares by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by SPAC in connection with the Share Issuance for which Investor will be liable.

4.7.	Reliance on Representations and Warranties. SPAC understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of SPAC set forth in this Agreement.

4.8.	No Pending Actions. There is no action pending against SPAC or, to SPAC’s knowledge, threatened against SPAC, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by SPAC of its obligations under this Agreement.

5.	Trust Account. Until the earlier of (a) the consummation of the Initial Business Combination; (b) the liquidation of the Trust Account; and (c) July 24, 2024, or such later time as SPAC’s shareholders may approve in accordance with the Articles, SPAC will maintain the investment of funds held in the Trust Account in cash in an interest-bearing demand deposit account at a national bank.

6.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

7.	Assignment; Entire Agreement; Amendment.

7.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either SPAC, Sponsor or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof; provided, further, that Investor shall provide SPAC and Sponsor with prior written notice of any such assignment.

7.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability

10.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.	Disclosure; Waiver. In connection with the entry into this agreement (and in any event not later than 9:30 a.m., New York City time on the business day immediately following the date hereof), SPAC will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Exchange Act, reporting the material terms of this Agreement and of the transactions contemplated hereby and any other material, nonpublic information that SPAC has provided to Investor at any time prior to such filing. Upon such filing, to SPAC’s knowledge, Investor shall not be in possession of any material, nonpublic information received from SPAC or any of its officers, directors or employees. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. SPAC agrees that the name of Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that SPAC may possess or have access to material non-public information which has not been communicated to Investor; (ii) so long as SPAC complies with the reporting requirements of this Section 12, hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against SPAC or any of SPAC’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving SPAC, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that SPAC is relying on the truth of the representations set forth in Section 2 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement.

13.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and SPAC as, and SPAC acknowledges that Investor and SPAC do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and SPAC are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and SPAC acknowledges that Investor and SPAC are not acting in concert or as a group, and SPAC shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.	Most Favored Nation. In the event SPAC has entered or enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, SPAC represents and covenants that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of Investor. For the avoidance of doubt, SPAC acknowledges and agrees that a ratio of Investor Shares to Promote Shares in any such other agreement that is more favorable to any other party to such other agreement than such ratio in this Agreement is to Investor would be materially more favorable to such other party. In the event that another investor is afforded any such more favorable terms than Investor, SPAC shall promptly inform Investor of such more favorable terms in writing, and Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

[INVESTOR]

By:
Name:	[ ]
Title:	[ ]

SPAC:

By:
Name:	Rick Gaenzle
Title:	Chief Executive Officer

Exhibit A

Investor	Class A Ordinary Shares to be issued in the Share Issuance	Public Shares to be Held as Investor Shares
Name: Address: SSN/EIN:	[●] Class A ordinary shares for first [●] months of Second Extension and [●] Class A ordinary shares for each additional month of Second Extension, up to [●] additional months	[●] Class A ordinary shares

A-1

Exhibit B

FORM OF JOINDER

TO

[REGISTRATION RIGHTS AGREEMENT]

______, 20__

Reference is made to that certain Non-Redemption Agreement, dated as of June ___, 2024 (the “Agreement”), by and among ____________ (“Investor”), Perception Capital Corp. III (the “Company”) and Perception Capital Partners IIIA LLC (“Sponsor”), pursuant to which Investor acquired Promote Shares. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date of the Share Issuance, that Investor shall become a party to that certain Registration Rights Agreement, dated July 21, 2021, by and among the Company and any other parties thereto (as it existed on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Promote Shares shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other shareholders of the Company signatory thereto.

[Signature Page Follows]

B-1

This joinder may be executed in two or more counterparts, and by facsimile, all of which shall be deemed an original and all of which together shall constitute one instrument.

[INVESTOR]

By:
Name:	[ ]
Title:	[ ]

ACKNOWLEDGED AND AGREED:

PERCEPTION CAPITAL CORP. III

By:
Name:	Rick Gaenzle
Title:	Chief Executive Officer

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